EXHIBIT 10.33

[DOR BIOPHARMA, INC. LETTERHEAD]

September 23, 2009

Joshua Silverman
Managing Member
Iroquois Capital Management, LLC
641 Lexington Avenue, 26th Floor
New York, NY 10022

Dear Mr. Silverman:

In consideration for Iroquois’ investment of $750,000 in our equity financing that is closing on this date, we hereby offer Iroquois the right to participate in an amount up to $750,000 in our next equity financing within 12 months from the date of this letter.  In order for Iroquois to have the right to purchase the securities offered in such financing, Iroquois must unconditionally commit in writing to participate in accordance with the terms of the financing within 10 days after we provide written notice thereof to you.

If you are in agreement with this letter, please sign this letter in the space provided below.

Very truly yours,

/s/ Christopher J. Schaber
Christopher J. Schaber, PhD
Chief Executive Officer

AGREED AND ACCEPTED

Iroquois Master Fund, Ltd.

By: /s/ Joshua Silverman
        Joshua Silverman